Exhibit 10.57

[***] — Indicates confidential information. Confidential treatment requested by Global Cash Access Holdings, Inc.  Portions omitted filed separately with the Securities and Exchange Commission.

SECOND AMENDMENT TO PROCESSING SERVICES AGREEMENT

This Second Amendment to Processing Services Agreement (this “Amendment”) by and between TSYS Acquiring Solutions, LLC (“TSYS”), and Global Cash Access, Inc. (the “Company”) is made and entered into as of this 27th day of December, 2011 (the “Amendment Effective Date”).

RECITALS

A.                                    TSYS and the Company have previously entered into a Processing Services Agreement effective July 1, 2009, as amended (the “Agreement”).

B.                                    TSYS and the Company now desire to amend the Agreement upon the term and conditions set forth herein.

AGREEMENT

In consideration of the foregoing recitals, TSYS and the Company hereby agree as follows:

1.              This Amendment shall be effective as of the Amendment Effective Date.

2.              Within thirty (30) days following the Amendment Effective Date, TSYS shall pay to the Company a signing bonus in the amount of $[***] in consideration of the parties’ agreement to extend the Term of the Agreement, as set forth herein.

3.              Section 4.1 of the Agreement is deleted in its entirety and replaced with the following:

4.1                               Initial Term. The term of this Agreement shall begin on July 1, 2009 (“Effective Date”) and, unless earlier terminated herein, shall continue in full force and effect for a period of four years (“Initial Term”). Thereafter, the term of this Agreement shall automatically be extended for an additional period of eighteen months and expire on December 31, 2014 (the “Extension Term”).

4.1.1                     Renewal.  Upon the expiration of the Extension Term of this Agreement, this Agreement shall be automatically renewed for consecutive one (1) year terms thereafter (“Renewal Term”) until and unless terminated as provided hereunder.  The Initial Term, the Extension Term and the Renewal Terms, if any are collectively refereed to herein as the “Term”.

4.              The Company shall receive a credit invoice in an amount equal to $[***], prorated in forty two (42) equal monthly installments of $[***] which commenced on the invoice for the services rendered for the month of July 2011 and continuing for the remainder of the Initial Term.  Such credit shall be applied against any fees owing to TSYS by the Company under the Agreement, and to the extent that such fees are less than the amount of the monthly credit during any month, the unused amount of such credit shall be carried forward to the next month. If the Agreement expires or is terminated for any reason (other than a valid termination pursuant to Section 4.3 of the Agreement), the total unapplied amount of such credit shall be accelerated and applied towards any fees owing by the Company under the Agreement immediately preceding the effective date of expiration or termination of the Agreement, and to the extent there remains unapplied balance of such credit, TSYS shall pay to the Company in cash the amount of such unapplied balance on the effective date of expiration or termination of the Agreement.

5.              Miscellaneous Provisions.

a.                                      Due Authorization. This Amendment has been duly and validly authorized, executed and delivered by each party hereto and no other action by such party is required to the valid and binding execution, delivery and performance of this Amendment by such party, except as otherwise expressly set forth herein.  Each person signing this Amendment on behalf of a party hereto represents and warrants that it is duly authorized to do so.

b.                                      Conflict. To the extent, if any, that any provision of this Amendment conflicts with or differs from any provision of the Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.  Otherwise, all terms and conditions of the Agreement shall likewise apply to this Amendment.

c.                                       Entire Agreement. The Agreement and this Amendment, together with the letter agreement of even date herewith between the parties, constitutes the entire agreement between the parties hereto regarding the subject matter contained herein and supersedes any and all prior and/or contemporaneous negotiations, agreements, understandings between the parties with respect to the subject matter hereof.

d.                                      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Amendment may be executed by a party’s signature transmitted by facsimile or by electronic mail in pdf format, and copies of this Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties set forth below.

TSYS Acquiring Solutions, L.L.C.

By:	/s/ David Wood
Name:	David Wood
Title:	COO

Global Cash Access, Inc.

By:	/s/ Scott Betts
Name:	Scott Betts
Title:	CEO and President